UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 31, 2012

CLEAR SYSTEM RECYCLING, INC.
(Exact name of registrant as specified in charter)

            Nevada                                            333-174155                          27-4673791

(State or other jurisdiction                 (Commission                                (IRS Employer

    of incorporation)                               File Number)                         Identification No.)

9 Scheel Drive, Markham, Ontario, L6E OM2
(Address of principal executive offices)

416-800-6679
(Registrant's telephone number, including area code)

___________________________________
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective May 29, 2012, Min Zou resigned as President, Chief Executive Officer and Chief Financial Officer of the Company and elected John Carter as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company.

There are no material proceedings known to the Company to which any director, officer or affiliate of the Company or any owner of record or beneficially of more than 5% of any class of voting securities of the Company or any affiliate of such persons is a party adverse to the Company or has a material interest adverse to the Company. There are no legal proceedings known to the Company that are material to the evaluation of the ability or integrity of any of the directors or executive officers.

John Carter has over 35 years of business experience. For over  25 years he was President of MPE International Inc., an engineering, process equipment manufacturer, that exported to over 40 countries and was responsible for developing many new processing systems. Mr. Carter has also served as a consultant to companies such as Process Research Ortech, a leading metallurgical testing facility and Industrial Minerals Inc., as a project consultant. For more than the past five years, Mr. Carter has served as the President of Trueclaim Exploration Inc., a TSX-V/OTCQX listed public company.  Mr. Carter also sits on the board of directors of three public companies, TRM OTCQX (TRMNF), Argentium Resources Inc. (CSNX:AOK) and Greater China Capital Inc. TSX-V (GCC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SYSTEM RECYCLING, INC.

June 6, 2012                                                                By: /s/John Carter

                                                                                    Name: John Carter

Title: President